Exhibit 99.12	TRANSLATION

AMENDED AND RESTATED LOAN AGREEMENT

This Amended and Restated Loan Agreement (the “Agreement”) is entered into in Beijing as of March 22nd, 2005 by the following parties.

Party A: Baidu Online Network Technology (Beijing) Co., Ltd.

Registration Address: 12/F., Ideal International Plaza, No. 58 North-West 4th Ring, Haidian District, Beijing, PRC, 100080

Party B:	Li, Yanhong
Sex: Male
ID No.: 110108196811171874

Party C:	Xu, Yong
Sex: Male
ID No.: 110108196408161836

WHEREAS,

1.	Party A is a wholly-owned foreign enterprise incorporated in the People’s Republic of China (the “PRC”);

2.	Party B and C (collectively the “the Borrowers”) are the citizens of the PRC. They own respectively 75% (Party B)and 25% (Party C) of the equity interests of Beijing Baidu Netcom Science and Technology Co., Ltd (the “Baidu Netcom”) incorporated in Beijing;

3.	Party A provides an interest-free loan RMB 2,000,000 to Party B and Party C in June 2001 for their capital contribution of Baidu Netcom. The three parties executed a Confirmation of the Loan Agreement (the “the Original Loan Agreement”) on April 27th, 2004;

NOW THEREFORE, All parties agree to amend and restate the Original Loan Agreement as follows:

1.	Party A agrees to provide an interest-free loan to the Borrowers with the principal as RMB 2,000,000 in accordance with the terms and conditions set forth in this Agreement. RMB 1,500,000 is loaned to Party B and RMB 500,000 is loaned to Party C.

2.	The Borrowers confirm that they have obtained the total amount of the loan and have invested them into Baidu Netcom as capital contribution.

Exhibit 99.12	TRANSLATION

3.	The Term of such loan starts from the date that the Borrowers received the loan until ten (10) years after signing this Agreement and could be extended upon the written agreement of three parties through negotiations. During the term or extended term of such a loan, Party A may accelerate the loan repayment, if any of the following events occurs:

(1)	The Borrower quits or is dismissed by Party A or its affiliates;

(2)	The Borrower dies or becomes a person without capacity or with limited capacity for civil acts;

(3)	The Borrower commits a crime or is involved in a crime;

(4)	Any other third party claims more than RMB100,000 against the Borrower; or

(5)	According to the PRC laws, Party A or its designated person may be qualified to invest in the business of value-added telecommunication, such as internet information service and other services, which Baidu Netcom runs, and also Party A will have given a written notice to Baidu Netcom and exercised its right of purchase in accordance with the terms under the exclusive purchase agreement speculated in Article 4 of this agreement.

4.	All parties herein agree and confirm that, according to the PRC laws, Party A or its designated person (including natural person, legal entity or any other entity) has the right, but the obligation, to purchase all or part of the equity interest held by Party B and/or Party C in Baidu Netcom (the “Option Right”) at anytime, however, Party A shall notify Party B and Party C of such purchase of equity interests with a written notice. Once the written notice for exercising the Option Right is issued by Party A, Party B and Party C shall sell their equity interests of Baidu Netcom with the original invest price (the “Original Investment Price”) or other price allowed by laws according to the consent of Party A to Party A or its designated person. All parties agree and confirm that when Party A exercises the Option Right, the price that allowed by the applicable law at the time is higher than the Original Investment Price, Party A shall purchase the equity interests at the lowest price in accordance with the applicable law. All parties agree to execute the “Amended and Restated Option Agreement” (the “Option Agreement”) in connection with above matters and.

5.	All parties herein agree and confirm that the Borrowers or their successors or assignees may repay the loan only by the following methods: transfer the equity interest in Baidu Netcom to Party A and use the proceeds to repay the loan when the loan is due and Party A gives a written notice.

Exhibit 99.12	TRANSLATION

6.	All parties agree and confirm that this loan is an interest-free loan unless there are different provisions in this Agreement. But if the loan is due and the Borrowers have to transfer their equity interests in Baidu Netcom to Party A or its designated person and the proceeds exceed the loan principal due to the legal requirement or other reasons, the extra amount over the principal of proceeds will be considered as the interests or capital use cost, which shall be repaid to Party A.

7.	All parties agree and confirm that the Borrowers shall be deemed the completion of performing their obligations under this agreement only if the following requirements are met:

(a)	The Borrowers have transferred all their equity interests of Baidu Netcom to Party A and/its designated person; and,

(b)	The Borrowers have repaid the total amount caused from the equity interest transferring or the maximum amount (including principal and the highest loan interest) allowed by the applicable law concerning loans to Party A.

8.	To secure the performance of the debt under this agreement, the Borrowers agree to respectively pledge all their own equity interest of Baidu Netcom to Party A (the “Equity Pledge”). All parties acknowledge that, other than the debts herein under this Agreement, the debts secured by Equity Pledge under the “Amended and Restated Exclusive Technology Consulting Service Agreement” (the “Service Agreement”) executed between the Baidu Netcom and Party A. All parties agree to execute an “Amended and Restated Equity Interest Pledge Agreement” (the “Equity Pledge Agreement”).

9.	Party A hereby represents and warrants to the Borrowers that, as of the execution date of this Agreement:

(a)	Party A is a company incorporated and validly existing under the laws of PRC;

(b)	Party A has the right to execute and perform this Agreement. Party A, subject to its business scope, Articles or other institutional documents, has taken necessary actions to get all necessary and appropriate approvals and authorizations;

(c)	The principal of loan to the Borrowers is legally owned by the Party A;

(d)	The execution and the performance of this Agreement by Party A does not violate any laws, regulations, approvals, authorizations, notices, other governmental documents, any agreement signed with the third party or any promise issued to the third party; and

Exhibit 99.12	TRANSLATION

(e)	This Agreement shall constitute the legal, valid and binding obligations of Party A, which is upon its execution.

10.	The Borrowers hereby represent and warrant to Party A that, from the execution date of this Agreement until this Agreement terminates:

(a)	Baidu Netcom is a limited liability company incorporated and validly existing under the laws of PRC and the Borrowers are the legal holders of the equity interest of Baidu Netcom;

(b)	The Borrowers has the right to execute and perform this Agreement. Each Borrower, subject to its business scope, Articles or other institutional documents, has taken necessary actions to get all necessary and appropriate approvals and authorizations;

(c)	The execution and the performance of this Agreement by the Borrowers does not violate any laws, regulations, approvals, authorizations, notices, other governmental documents, any agreement signed with the third party or any promise issued to the third party; and

(d)	This Agreement shall constitute the legal and valid obligations of the Borrower, which is enforceable against the Borrowers in accordance with its terms upon its execution;

(e)	The Borrowers have paid contribution in full for their equity interests in the Baidu Netcom in accordance with applicable laws and regulations and have obtained capital contribution verification report issued by the qualified accounting firm;

(f)	Except the provisions stipulated in “Equity Pledge Agreement” and “Option Agreement”, the Borrowers does not create pledge or any other security, make third party any offer to transfer the Borrowers’ equity, make acceptance for the offer of any third party to purchase Borrowers’ equity, or execute agreement with any third party to transfer Borrowers’ equity;

(g)	There are no pending or potential disputes, litigation, arbitration or other administrative proceedings or other legal proceedings in connection with the equity interests of Baidu Netcom hold by the Borrowers;

(h)	Baidu Netcom has completed all governmental approval, authorization, license, registration, filing and otherwise necessary to carry out the business subject to its business license and to possess its assets.

Exhibit 99.12	TRANSLATION

11.	The Borrowers covenant that it shall, during the term of this Agreement,

(a)	Not sell, transfer, pledge, dispose in any other manners of their equity interests of Baidu Netcom or other interests, or not allow to create other security interests on it without Party A’s prior written consent, except the terms of the Equity Interest Pledge Agreement;

(b)	Not cause the shareholder’s meeting to make resolutions to sell, transfer, pledge, dispose of in any other manners, or not allow to create other security interest on, any of the Borrower’s legal right of equity or equity interest without Party A’s prior written consent, except that is caused by Party A and its designated person;

(c)	Not cause the shareholder’s meeting to make resolutions to merge or combine with, acquire or invest in any person without Party A’s prior consent;

(d)	Promptly inform Party A of the pending or threatened litigation, arbitration or regulatory procedure concerning the Borrowers’ equity interests of the Baidu Netcom;

(e)	Execute all necessary or appropriate documents, take all necessary or appropriate actions and bring all necessary or appropriate lawsuits or make all necessary and appropriate defending against all claims in order to maintain their equity interest of the Baidu Netcom;

(f)	Not do anything that may materially affect the assets, business and liabilities of Baidu Netcom without Party A’s prior written consent;

(g)	Appoint any person to be the director of Baidu Netcom subject to Party A’s request;

(h)	Transfer promptly and unconditionally, at any time, all of the Borrowers’ equity interest in the Baidu Netcom to Party A or the representative designated by Party A subject to the request of Party A, provided that such transfer is permitted under the laws of PRC;

(i)	Not to request Baidu Netcom to distribute dividends or profits;

(j)	In case the equity interest of Baidu Netcom is transferred to Party A and its designated person by the Borrowers, the Borrowers shall repay the price caused by transferring their equity interest of Baidu Netcom in full, as the principal and the interests or capital use cost allowed by laws, to Party A; and

Exhibit 99.12	TRANSLATION

(k)	Comply strictly with the terms of this Agreement, and perform the obligations pursuant to this Agreement and do not conduct any action or nonfeasance that affects the validity and enforceability of such contracts.

12.	The Borrowers, as the shareholders of the Baidu Netcom, covenant that they shall cause the Baidu Netcom, during the term of this Agreement:

(a)	Not to supply, amend or modify its articles of association, or to increase or decrease its registered capital, or to change its capital structure in any way without Party A’s prior written consent;

(b)	To maintain and operate its business and deal with matters prudently and effectively, subject to good financial and business rules and practices,;

(c)	Not to sell, transfer, mortgage, dispose of in any other manner, or to create other security interest on, any of its assets, business or legal right to collect interests without Party A’s prior written consent;

(d)	Not to create, succeed to, guarantee or permit any liability, without the Party A’s prior written consent, except (i) the liability arising from the course of the ordinary or daily business operation, but not arising from the loan; and (ii) the liability reported to Party A or approved by Party A in writing;

(e)	To operate persistently all the business and to maintain the value of its assets;

(f)	Not to execute any material contracts (during this stage, a contract will be deemed material if the value of it exceeds RMB ¥ 100,000), without Party A’s prior written consent, other than those executed during the ordinary operation;

(g)	To provide information concerning all of its operation and financial affairs subject to Party A’s request;

(h)	Not to merger or combine with, buy or invest in, any other person without Party A’s prior written consent;

(i)	Not to issue dividends to each shareholder in any form without Party A’s prior written consent. However, the Baidu Netcom shall promptly allocate all its allocable profits to each of its shareholders upon the Party A’s request;

Exhibit 99.12	TRANSLATION

(j)	To inform promptly Party A of the pending or threatened suit, arbitration or regulatory procedure concerning the assets, business or income of the Baidu Netcom;

(k)	To execute all necessary or appropriate documents, to take all necessary or appropriate action and to bring all necessary or appropriate lawsuit or to make all necessary and appropriate defending against all compensation claims in order to maintain the ownership for all its assets;

(l)	To comply strictly with the terms of Service Agreement and other agreements executed by Party A, to perform their obligation under aforesaid agreements, and not to conduct any action or nonfeasance that affects the validity and enforceability of such agreements;

13.	This agreement is binding to all the parties herein and their respective successors and assignees only on their behalf. Without prior written approval of Party A, the Borrowers can not transfer, pledge or assign any right, benefit or obligation under this agreement.

14.	The Borrowers agree that Party A can assign its rights and duties under this agreement to a third party when it thinks necessary, in which Party A only needs to give a written notice to the Borrowers and no further consent of the Borrowers is required.

15.	The execution, validity, interpretation, performance, amendment, termination and the dispute resolution of this agreement are governed by the laws of PRC.

16.	Arbitration.

Both Parties shall strive to settle any dispute, conflicts, or compensation claims arising from the interpretation or performance (including any issue relating to the existence, validity and termination) in connection with this Agreement through friendly consultation. In case no settlement can be reached within thirty (30) day after one party ask for the settlement, each party can submit such matter to China International Economic and Trade Arbitration Commission (the “CIETAC”) in accordance with its rules. The arbitration award shall be final and conclusive and binding upon the Parties.

The arbitration should take place in Beijing.

The arbitration language is Chinese.

17.	This Agreement shall be concluded on the date of execution. And all Parties agree that the terms and conditions of this Agreement shall be effective as of the date on which the Borrowers have obtained the loan and shall expire when both Parties has completed their obligations under this Agreement.

Exhibit 99.12	TRANSLATION

18.	The Borrowers cannot terminate or revoke this Agreement unless (a) Party A commits the material defect, fraud or other material illegal action; (b) the bankrupt of Party A.

19.	The Parties may amend and supply this Agreement with a written agreement. The amendment and supplement duly executed by the Parties shall be a part of this Agreement and shall have the same legal effect as this Agreement.

20.	This Agreement constitutes the entire agreement of the Parties with respect to the subject matters therein and supersedes and replaces all prior or contemporaneous verbal and written agreements and understandings.

21.	This Agreement is severable. If any clause of this Agreement is judged as invalid or non-enforceable according to relevant PRC Laws, such clause shall be deemed invalid only within the applicable area of the PRC Laws, and without affecting other clauses hereof in any way.

22.	Any party should protect the confidentiality of the information concerning the other party’s business, operation, financial situation or other confidential information obtained under this agreement or during the performance of this agreement.

23.	Any obligation arising from or terminated by this Agreement before the expiration or early termination this Agreement shall survive after such expiration or early termination. The Article 15, 16 and 22 shall survive after the termination of this Agreement.

24.	This Agreement has three original copies and is hold respectively by Party A, B and C, and each original copy has the same legal effect.

[No text below]

Exhibit 99.12	TRANSLATION

[Signature Page]

Party A: Baidu Online Network Technology (Beijing) Co., Ltd.

Legal Representative/Authorized Representative:	/s/ Shawn Wang

Seal:

Party B:	Li Yanhong

Signature:	/s/ Yanhong Li

Party C:	Xu Yong

Signature:	/s/ Yong Xu